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                                                                    EXHIBIT 10.1


                      THIS DOCUMENT CONSTITUTES PART OF A
                 PROSPECTUS COVERING SECURITIES THAT HAVE BEEN
                  REGISTERED UNDER THE SECURITIES ACT OF 1933



                   2003 RESTRICTED STOCK UNIT GRANT AGREEMENT

         THIS GRANT is made as of the ________________________ ("Date of Grant") by Anixter International Inc., a Delaware corporation (the "Company"), to _____________________ ("Participant").

         Section 1. Grant of Stock Units. On the terms and conditions stated herein, the Company hereby grants to the Participant stock _______________ units ("Units"), convertible to shares of the Company on a one-for-one basis.

         Section 2. Vesting, Conversion and Forfeiture. One third of the Units shall vest on each anniversary of the Date of Grant beginning with the second anniversary of the Date of Grant. Generally, Units shall convert to shares of stock on the date they vest. In the case of Executive Officers of the Company, the Company will impose additional requirements for conversion in order to avoid triggering limitations imposed by the Omnibus Budget Reconciliation Act of 1993 on the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, provided that any Units not converting as scheduled will convert on the earliest date thereafter that they can convert without triggering such limitations. If at a time the Units are not vested (i) Participant's employment with Company is terminated or (ii) any transfer of the Units shall be made in violation of this Agreement, the Units and any distributions thereon shall be forfeited and, in the case of transfer, may be reacquired by the Company, upon notice to Participant or any transferee, at no cost to the Company.

         Section 3. Prohibited Transfers. Any sale, hypothecation, encumbrance or other transfer of Units is prohibited unless the same shall have been consented to in advance in writing by the Company (which consent may be withheld in the sole discretion of the Company).

         Section 4. Withholding Taxes. As a condition to the grant, vesting or conversion of the Units acquired hereunder, the Participant shall make such arrangements as the Company may require for the satisfaction of any Federal, state or local withholding tax obligations that may arise in connection therewith.

         Section 5. Retention of Certificate and Any Distributions. The Treasurer or any Assistant Treasurer shall retain on behalf of Participant, until the Units are converted, all certificates and distributions pertaining to the Units. Upon conversion and subject to satisfactory arrangements for payment of withholding tax, the certificates and all distributions (with or without interest on any cash distributions, as determined from time to time by the Company in its sole discretion) shall be delivered to Participant.

         Section 6. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, executors, administrators, successors, assigns and personal representatives.

         Section 7. Specific Performance. In the event of a breach of this Agreement by any party hereto, any other party hereto shall be entitled to secure specific performance of this Agreement in any court of competent jurisdiction.

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         Section 8. Notices, etc. All notices and other communications required or permitted hereunder will be in writing and will be mailed by first-class mail, postage prepaid, addressed (a) if to Company at:


                            2301 Patriot Boulevard
                            Glenview, Illinois 60025
                            Attn: General Counsel

or at such address as Company will have furnished to Participant in writing, or
(b) if to Participant at:

                            Then current address in
                            the records of Company.

or at such other address as Participant will have furnished to Company in writing in accordance with this Section.

         All notices and other communications to be given hereunder shall be given in writing. Except as otherwise specifically provided herein, all notices and other communications hereunder shall be deemed to have been given if personally delivered to the party being served, or two business days after mailing thereof by registered mail, return receipt requested, postage prepaid, to the requisite address set forth above (until notice of change thereof is served in the manner provided in this Section).

         Section 9. No Right to Employment. Nothing in this Agreement or in the act of granting the Units to Participant shall give Participant any rights to continue to be employed by Company.

         IN WITNESS WHEREOF, the Company has caused this Grant to be executed on its behalf by its officer duly authorized to act on behalf of the Company.


ANIXTER INTERNATIONAL INC.
  a Delaware corporation


By /s/ Dennis J. Letham
--------------------------
     Dennis J. Letham

Its  Senior Vice President-Finance and
     Chief Financial Officer



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